                                                                    EXHIBIT 25.1


                         ----------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                             --------------------
                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305(b)(2)_

                              -------------------

                       IBJ SCHRODER BANK & TRUST COMPANY
              (Exact name of trustee as specified in its charter)

     New York                                        13-5375195
(Jurisdiction of incorporation                     (I.R.S. employer
or organization if not a U.S. national bank)       identification No.)

One State Street, New York, New York               10004
(Address of principal executive offices)           (Zip code)

                       IBJ SCHRODER BANK & TRUST COMPANY
                                1 State Street
                           New York, New York 10004
                                (212) 858-2000
           (Name, address and telephone number of agent for service)

                            DADE INTERNATIONAL INC.
              (Exact name of obligor as specified in its charter)

     Delaware                                       36-3949533
(State or other jurisdiction of                    (I.R.S. employer
incorporation or organization)                     identification No.)

1717 Deerfield Road
Deerfield, Illinois                                60015
(Address of principal executive offices)           (Zip code)

                             --------------------
              Series B 11 1/8% Senior Subordinated Notes due 2006
                        (Title of indenture securities)

Item 1.    General information



           Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

                   New York State Banking Department, Two Rector Street, New York, New York

                   Federal Deposit Insurance Corporation, Washington, D.C.

                   Federal Reserve Bank of New York Second District, 33 Liberty Street, New York, New York

    (b) Whether it is authorized to exercise corporate trust powers.

                                      Yes

Item 2.    Affiliations with the Obligor.

           If the obligor is an affiliate of the trustee, describe each such affiliation.

           The obligor is not an affiliate of the trustee.


           Defaults by the Obligor.


    (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                      None

    (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                      None



           List of exhibits.

           List below all exhibits filed as part of this statement of eligibility.

*1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

*2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

*3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

*4. A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

 5.        Not Applicable

 6.        The consent of United States institutional trustee required by
           Section 321(b) of the Act.

 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                     NOTE
                                     ----

In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 3rd day of October, 1996.



                                             IBJ SCHRODER BANK & TRUST COMPANY



                                             By: /s/ Thomas McCutcheon
                                                 ------------------------------
                                                     Thomas McCutcheon
                                                     Assistant Vice President

                                   EXHIBIT 6

                               CONSENT OF TRUSTEE



          Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Dade International Inc., Series B 11 1/8% Senior Subordinated Notes due 2006, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                              IBJ SCHRODER BANK & TRUST COMPANY



                              By:  /s/Thomas McCutcheon
                                  ------------------------------
                                      Thomas McCutcheon
                                      Assistant Vice President



Dated:      October 3, 1996

                                 EXHIBIT 7

                      CONSOLIDATED REPORT OF CONDITION OF
                       IBJ SCHRODER BANK & TRUST COMPANY
                             OF NEW YORK, NEW YORK
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES

                          REPORT AS OF JUNE 30, 1996



                                                                                                           DOLLAR AMOUNTS
                                                                                                            IN THOUSANDS
                                                                                                           --------------
                                                       ASSETS
                                                       ------

Cash and balance due from depository institutions:
 Noninterest-bearing balances and currency and coin....................................................... $    39,834
 Interest-bearing balances................................................................................ $   236,748

 Securities: Held to Maturity............................................................................. $   173,034
             Available-for-sale........................................................................... $     5.882

Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in
IBFs:
   Federal Funds sold....................................................................................  $    36,968
   Securities purchased under agreements to resell.......................................................  $       -0-

Loans and lease financing receivables:
   Loans and leases, net of unearned income....................................................$1,668,191
   LESS: Allowance for loan and lease losses...................................................$   54,288
   LESS: Allocated transfer risk reserve.......................................................$      -0-
   Loans and leases, net of unearned income, allowance, and reserve......................................  $ 1,613,903

 Assets held in trading accounts........................................................................   $       500

 Premises and fixed assets...............................................................................  $     7,413
 Other real estate owned.................................................................................  $       397

 Investments in unconsolidated subsidiaries and associated companies.....................................  $       -0-

 Customers' liability to this bank on acceptances outstanding............................................  $       223
 Intangible assets.......................................................................................  $       -0-

 Other assets............................................................................................  $    55,007
 TOTAL ASSETS............................................................................................  $ 2,199,909


                                               LIABILITIES
                                               -----------

Deposits:
 In domestic offices.....................................................................................  $   652,676
   Noninterest-bearing.........................................................................$  278,082
   Interest-bearing............................................................................$  374,594

 In foreign offices, Edge and Agreement subsidiaries, and IBFs ..........................................  $   893,475
   Noninterest-bearing.........................................................................$   15,577
   Interest-bearing............................................................................$  877,898

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in
IBFs:

 Federal Funds purchased.................................................................................  $   212,000
 Securities sold under agreements to repurchase..........................................................  $       -0-

Demand notes issued to the U.S. Treasury.................................................................  $    48,606

Trading Liabilities......................................................................................  $       293

Other borrowed money:
 a) With original maturity of one year or less............................................................ $   102,049
 b) With original maturity of more than one year.........................................................  $     3,000

Mortgage indebtedness and obligations under capitalized leases...........................................  $       -0-

Bank's liability on acceptances executed and outstanding.................................................  $       223

Subordinated notes and debentures........................................................................  $       -0-

Other liabilities......................................................................................... $    74,608

TOTAL LIABILITIES........................................................................................  $ 1,986,930

Limited life preferred stock and related surplus.........................................................  $       -0-

                                                 EQUITY CAPITAL

Perpetual preferred stock................................................................................  $       -0-

Common Stock.............................................................................................  $    29,649

Surplus..................................................................................................  $   217,008

Undivided profits and capital reserves...................................................................  $  (34,414)

Plus: Net unrealized gains (losses) on marketable equity securities......................................  $       736

Cumulative foreign currency translation adjustments......................................................  $       -0-

TOTAL EQUITY CAPITAL.....................................................................................  $   212,979

TOTAL LIABILITIES AND EQUITY CAPITAL.....................................................................  $ 2,199,909